--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           FBL FINANCIAL GROUP, INC.

             [Exact name of Registrant as specified in its charter]

                 IOWA                                   42-1411715
     (State or other jurisdiction                    (I.R.S. Employer
  of incorporation or organization)                Identification No.)

                             5400 UNIVERSITY AVENUE
                          WEST DES MOINES, IOWA 50266
                                 (515) 225-5400

         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                               STEPHEN M. MORAIN
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                          WEST DES MOINES, IOWA 50266
                                 (515) 225-5410

               (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            ------------------------

                                   COPIES TO:

                             Donald J. Brown, Esq.
                   Davis, Brown, Koehn, Shors & Roberts, P.C.
                         666 Walnut Street, Suite 2500
                             Des Moines, Iowa 50309
                                 (515) 288-2500

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

                            ------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /X/

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                      PROPOSED MAXIMUM     PROPOSED MAXIMUM
            TITLE OF EACH CLASS OF                   AMOUNT TO         OFFERING PRICE          AGGREGATE            AMOUNT OF
         SECURITIES TO BE REGISTERED               BE REGISTERED         PER SHARE*         OFFERING PRICE*     REGISTRATION FEE
Class A Common Stock, no par value............        500,000             $32.90625           $16,453,125            $4,986

* Estimated solely for the purpose of calculating the registration fee and based upon the average of the high and low sale prices of the Common Stock of the Registrant on the New York Stock Exchange Composite Transaction Reporting System on August 20, 1997, in accordance with Rule 457(c).

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                           FBL FINANCIAL GROUP, INC.

                                     [LOGO]

                                   ----------

                           DIVIDEND REINVESTMENT AND
                              STOCK PURCHASE PLAN

                                ---------------

                                AUGUST 22, 1997

No person is authorized to give any information or to make any representation not contained or incorporated by reference in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create the implication that there has been no change in the affairs of the Company since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to its date. This Prospectus does not constitute an offer to sell or a solicitation by anyone in any jurisdiction under any circumstances in which it would be unlawful to make such offer or solicitation.

                               TABLE OF CONTENTS

Available Information.............................................................          2

Incorporation of Certain Documents by Reference...................................          2

The Company.......................................................................          3

Description of the Plan...........................................................          4

  Purpose.........................................................................          4
  Advantages......................................................................          4
  Administration..................................................................          4
  Participation...................................................................          5
  Optional Cash Payments..........................................................          6
  Purchases.......................................................................          7
  Costs...........................................................................          8
  Reports to Participants.........................................................          8
  Voting..........................................................................          9
  Termination of Participation....................................................          9
  Modification, Suspension or Termination of the Plan.............................          9
  Sale of Shares and Issuance of Certificates.....................................         10
  Tax Consequences................................................................         10
  Other Information...............................................................         11

Use of Proceeds...................................................................         11

Experts...........................................................................         12

Legal Matters.....................................................................         12

                                   PROSPECTUS
                            ------------------------

                           FBL FINANCIAL GROUP, INC.
                 DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
                               ------------------

    The Dividend Reinvestment and Stock Purchase Plan (the "Plan") of FBL Financial Group, Inc. (the "Company") provides shareholders of record of the Company's Class A Common Stock without par value ("Common Stock") a convenient way to invest cash dividends and optional cash payments in additional shares of Common Stock without payment of any brokerage commissions or service charges.

    Beneficial owners of Common Stock whose only shares are registered in names other than their own (e.g., held in street name in a brokerage account) may participate only by arranging for the holder of record to participate in the Plan on their behalf, or by causing such shares to be registered in their own name, or by separately purchasing shares in their own name.

    Participants in the Plan have the following options:

    - FULL DIVIDEND REINVESTMENT--Participants may automatically reinvest dividends on all shares of Common Stock registered in their names and, if desired, make optional cash payments.

    - PARTIAL DIVIDEND REINVESTMENT--Participants may automatically reinvest dividends on a specified number of whole shares of Common Stock registered in their names while continuing to receive cash dividends on the remaining shares registered in their names and, if desired, make optional cash payments.

    - OPTIONAL CASH PAYMENTS ONLY--Participants may make optional cash payments only of not less than $25 and not more than $5,000 per calendar month while continuing to receive cash dividends on shares registered in their names.

    All cash dividends paid on the shares in a participant's Plan account will be automatically reinvested.

    PURCHASE OF SHARES. Shares of the Company's Common Stock acquired under the Plan may be purchased directly from the Company or may be acquired in market transactions, as the Company may determine. The price of shares of Common Stock purchased for Plan accounts will be the Average Price (as defined in Question
15).

    NONPARTICIPANTS. Shareholders who do not wish to participate in the Plan will continue to receive cash dividends, as declared.

    This Prospectus should be retained for future reference.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
 ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY         REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is August 22, 1997.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 13th Floor, Seven World Trade Center, New York, New York 10048. Such materials may also be accessed through the Commission's Internet web site at http://www.sec.gov. Copies of such materials can be obtained by mail from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such material may also be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed by the Company with the Commission (File No. 1-11917) are incorporated by reference into this Prospectus and made a part hereof:

    1. The Company's Annual Report on Form 10-K for the year ended December 31, 1996 (which incorporates by reference certain portions of the Company's definitive Notice and Proxy Statement for the Company's 1997 Annual Meeting of Stockholders).

    2. The Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997.

    3.  The Company's Current Report on Form 8-K filed June 6, 1997.

    4. The descriptions of the Company's Class A Common Stock and Class B Common Stock, and its Class B Stockholders Agreement, as amended, contained in its Registration Statement filed pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating those descriptions.

    5. All other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be supplemented, modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein supplements, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so supplemented, modified or superseded, to constitute a part of this Prospectus.

    This Prospectus incorporates documents by reference which are not included herein or delivered herewith. Copies of these documents, except for the exhibits to such documents (unless the exhibits are specifically incorporated by reference in such documents), are available upon request without charge. Requests should be directed to FBL Financial Group, Inc., 5400 University Avenue, West Des Moines, Iowa 50266, Attention: Secretary, telephone: (515) 225-5400.

                                  THE COMPANY

    Through its subsidiaries, FBL Financial Group, Inc. underwrites, markets and distributes life and disability income insurance, annuities, property-casualty insurance and mutual funds to individuals and small businesses in 15 Midwestern and Western states. The Company's principal insurance subsidiaries include Farm Bureau Life Insurance Company, Western Farm Bureau Life Insurance Company and Utah Farm Bureau Insurance Company. FBL Financial Group has exclusive marketing arrangements with the state Farm Bureau federations throughout its territory and targets sales to approximately 700,000 Farm Bureau member families and other rural, small town and suburban residents through an exclusive agency force.

    As an insurance holding company, the principal sources of funds for the payment of dividends on Common Stock by the Company are dividends received from its insurance company subsidiaries. Various statutes, regulations and guidelines limit the amount of dividends these subsidiaries may pay to the Company and for that reason may limit the amount of dividends the Company can pay to the holders of Common Stock.

    A more detailed discussion of the Company's current business and industry segments, including a description of the limitations on its ability to pay dividends, can be found in its annual report to shareholders, and its annual report on Form 10-K filed with the Commission and incorporated by reference herein. A copy of each may be obtained without charge. See "Incorporation of Certain Documents by Reference."

    PRINCIPAL EXECUTIVE OFFICE. The mailing address of the principal executive office of the Company is 5400 University Avenue, West Des Moines, Iowa 50266 and the telephone number is 515-225-5400.

                            DESCRIPTION OF THE PLAN

    The following description, in question and answer form, constitutes the Plan that is offered by this Prospectus to holders of record of the Common Stock.

                                    PURPOSE

1.  WHAT IS THE PURPOSE OF THE PLAN?

    The purpose of the Plan is to provide holders of record of the Common Stock with a convenient method of reinvesting cash dividends in and, if they so elect, making optional cash payments for, additional shares of Common Stock without payment of any brokerage commissions or service charges. Also, to the extent shares of Common Stock are purchased under the Plan directly from the Company, the Company will be provided with an additional source of funds for general corporate purposes.

                                   ADVANTAGES

2.  WHAT ADVANTAGES DO I HAVE IF I PARTICIPATE IN THE PLAN?

    - You may increase your investment in the Company by automatically reinvesting all or part of your cash dividends in shares of Common Stock.

    - All fees, brokerage commissions and administrative costs, other than those on any sales of shares from a participant's Plan account, are paid by the Company.

    - Your record keeping may be simplified since participants receive quarterly statements of their Plan accounts.

    - You will avoid the necessity of safekeeping of certificates for shares in your Plan account.

    - Full and fractional shares are in your Plan account, and all dividends on full and fractional shares in your Plan account are automatically reinvested.

    - You may make optional cash payments for additional shares of Common Stock, regardless of whether dividends are being reinvested. Optional cash investments may be made by automatic monthly electronic funds transfers or by check at any time, as the participant desires.

                                 ADMINISTRATION

3.  WHO ADMINISTERS THE PLAN?

    Mellon Bank, N.A. (the "Administrator") administers the Plan. It has designated its affiliate, ChaseMellon Shareholder Services, L.L.C., and other agents, to perform certain services for the Plan. Together, these companies maintain records, send statements of account to participants and perform other duties relating to the Plan. Shares of Common Stock purchased under the Plan are held by the Administrator.

4.  HOW CAN I COMMUNICATE WITH THE ADMINISTRATOR REGARDING THE PLAN?

    All communications regarding the Plan should be sent to:

       ChaseMellon Shareholder Services, L.L.C.
       P.O. Box 3338
       South Hackensack, NJ 07606-1938

You may call 1-888-213-0965. You should use your Plan account number on all communications relating to your account.

                                 PARTICIPATION

5.  WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

    All shareholders of record of the Common Stock are eligible to participate in the Plan.

6.  HOW DO I ENROLL IN THE PLAN?

    If you wish to participate in the Plan, complete and sign an Authorization Card and return it to the Administrator. Reinvestment of dividends will commence with the first dividend paid following your enrollment in the Plan, provided the Administrator has received your Authorization Card on or before the record date for the dividend payment. Normally, the record date will be the 15th day of the third month of each calendar quarter, and dividends will be paid the last day of the calendar quarter.

7. MAY I PARTICIPATE IF MY SHARES ARE HELD FOR ME IN THE NAME OF MY BANK OR BROKER?

    Beneficial owners of Common Stock who wish to participate in the Plan but whose shares are held for them in registered names other than their own (such as in the names of brokers, bank nominees, or trustees) must arrange for the holder of record to participate in the Plan on their behalf or become holders of record by having shares transferred into their names.

8.  WHAT DOES THE AUTHORIZATION CARD PROVIDE?

    The Authorization Card provides for the purchase of additional shares of Common Stock through one of the following options:

    - FULL DIVIDEND REINVESTMENT--You may automatically reinvest dividends on all shares of Common Stock registered in your name and, if desired, make optional cash payments of not less than $25 and not more than $5,000 per calendar month.

    - PARTIAL DIVIDEND REINVESTMENT--You may automatically reinvest dividends on a specified number of whole shares of Common Stock registered in your name while continuing to receive cash dividends on the remaining shares registered in your name and, if desired, make optional cash payments of not less than $25 and not more than $5,000 per calendar month.

    - OPTIONAL CASH PAYMENTS ONLY--You may invest by making optional cash payments only of not less than $25 and not more than $5,000 per calendar month, while continuing to receive cash dividends on all shares registered in your name. The same amount need not be invested each month.

    By completing the Authorization Card, you are also appointing the Administrator as your agent to receive and apply the following to the purchase of additional shares of Common Stock:

    - all dividends on shares of Common Stock registered in your name on which you have elected to reinvest dividends,

    - all dividends on the full and fractional shares of Common Stock in your Plan account, and

    - any optional cash payments you may make as a participant.

9. MAY I TRANSFER TO MY PLAN ACCOUNT SHARES OF COMMON STOCK THAT ARE ALREADY REGISTERED IN MY NAME?

    Yes. You may have all or some of the shares of Common Stock that are already registered in your name moved into your Plan account in order for you to avoid physically holding the stock certificates representing your shares of Common Stock. Any shares that are moved into your Plan account will be subject to all of the terms of the Plan, and dividends on those shares will be automatically reinvested.

10. MAY I CHANGE MY METHOD OF PARTICIPATION?

    Yes. You may change your method of participation at any time by writing to the Administrator. The change will become effective with the dividend payment following the receipt of your change instructions, provided they are received by the Administrator on or before the record date for that dividend payment.

                             OPTIONAL CASH PAYMENTS

11. HOW ARE OPTIONAL CASH PAYMENTS MADE?

    You may make optional cash payments for the purchase of shares of Common Stock in the amount of not less than $25 and not more than $5,000 per calendar month. You may make an optional cash payment by forwarding to the Administrator a check payable to the Administrator together with either (a) a completed and signed Authorization Card enrolling you in the Plan or (b) if you are already a participant in the Plan, a completed and signed Cash Payment Form which will be sent to the participant by the Administrator upon request by the participant or as an attachment to the Participant's quarterly transaction statement. You should use your account number on all communications with the Administrator. The same amount of money need not be sent each month and there is no obligation to make an optional cash payment each month. An optional cash payment of less than $25 and that portion of any optional cash payment that exceeds the allowable monthly maximum of $5,000 will be returned to the participant without interest. No interest will be paid by the Company or the Administrator on optional cash payments held for investment.

    Participants may also enroll in the Automatic Cash Investment Program. The enrollment form for this program must be accompanied by a voided bank check for the account from which the participant authorizes the Administrator to draw the funds. Once the form is received and processed (which normally takes approximately two weeks), funds will automatically be deducted from the designated account approximately three business days prior to the Investment Date, which is the last day of the month or, if this occurs on a weekend or holiday, the next business day. Automated funds transfers may be for as little as $25 per month, but in no case for more than $5,000 per month.

12. WHEN ARE OPTIONAL CASH PAYMENTS INVESTED?

    Optional cash payments are invested in additional shares of Common Stock monthly on the Investment Date (as described in Question 17). Any optional cash payments received after an Investment Date will be held until and invested on the next Investment Date. Since no interest will be paid on optional cash payments, they should be sent to the Administrator so as to be received shortly before an Investment Date.

13. MAY I WITHDRAW OPTIONAL CASH PAYMENTS?

    Yes. You may withdraw your uninvested optional cash payments by writing to the Administrator, provided that your request is received by the Administrator at least two days prior to the Investment Date.

                                   PURCHASES

14. WHAT IS THE SOURCE OF SHARES PURCHASED UNDER THE PLAN?

    Shares purchased under the Plan will be newly issued shares of the Company or will be purchased in market transactions, as the Company may elect.

15. WHAT WILL BE THE PRICE OF SHARES PURCHASED UNDER THE PLAN?

    The price per share of all shares purchased under the Plan will be the Average Price, as defined below:

    In the case of purchases of the Company's authorized but unissued shares, the Average Price is determined by averaging the high and low prices of shares of Common Stock as reported on the New York Stock Exchange--Composite Transaction Reporting System for the applicable Investment Date.

    In the case of purchases of shares in market transactions, the Average Price will be the average purchase price per share for all shares purchased for all Plan participants for the applicable Investment Date.

16. HOW MANY SHARES WILL BE PURCHASED FOR PARTICIPANTS?

    Your Plan account will be credited with the number of shares, including fractional shares up to four decimal points, equal to the total amount to be invested for your account divided by the Average Price.

17. WHEN WILL PURCHASES OF SHARES BE MADE UNDER THE PLAN?

    Purchases of shares under the Plan will be made on the applicable Investment Dates. The Investment Dates for cash dividends are the dividend payment dates, generally the last day of each calendar quarter, while those for optional cash payments are the last day of each month; however, if any of those days is not a day on which the Common Stock trades on the New York Stock Exchange, the Investment Date will be the next trading day. In the event shares are purchased in market transactions, such purchases will begin on the applicable Investment Date and will be completed as soon as practicable.

18. HOW WILL MARKET PURCHASES BE MADE?

    Market purchases made by the Administrator may be made on any securities exchange where the shares are traded, in the over-the-counter market or in negotiated transactions, and may be subject to terms agreed to by the Administrator with respect to price, delivery and other conditions. Neither the Company nor any participant shall have any authority or power to direct the time or price at which shares may be purchased.

                                     COSTS

19. DO I INCUR ANY EXPENSES IN CONNECTION WITH THE PLAN?

    The Company will pay all brokerage fees and administration and service charges incurred in connection with the Plan, other than those on any sales of shares from your Plan account. However, you should note the discussion in Question 28 regarding the federal income tax consequences to you of the payment of these costs by the Company.

                            REPORTS TO PARTICIPANTS

20. WHAT REPORTS WILL BE SENT TO PARTICIPANTS IN THE PLAN?

    A quarterly statement of your Plan account will be mailed shortly after the end of each calendar quarter. Monthly statements will be mailed to reflect any additional account activity. These statements are a continuing record of your Plan participation and should be retained for tax purposes.

    Plan participants will be provided copies of communications sent to all shareholders generally, including the Company's annual report to shareholders, notice of annual meeting and proxy statement and income tax information for reporting dividends paid.

                                     VOTING

21. HOW WILL SHARES IN A PARTICIPANT'S ACCOUNT UNDER THE PLAN BE VOTED AT MEETINGS OF SHAREHOLDERS?

    Just as with the shares registered in your name, you may vote any shares in your Plan account in person or by proxy. Your proxy voting card will include shares in your Plan account and shares registered in your name. Shares in your Plan account will not be voted unless you or your proxy vote them.

                          TERMINATION OF PARTICIPATION

22. HOW DO I TERMINATE PARTICIPATION IN THE PLAN?

    You may terminate your participation in the Plan at any time by sending a written notice of termination to the Administrator. The Company or the Administrator may refuse or limit participation in the Plan by anyone and may terminate a participant's participation in the Plan at any time, by notice in writing mailed to the participant.

23. WHEN IS A TERMINATION NOTICE EFFECTIVE?

    Termination of your participation in the Plan generally will be effective upon the Administrator's receipt of your written notice of termination. However, if your written notification is not received by the Administrator on or before the record date for a dividend payment, or at least two days prior to the Investment Date for an optional cash payment, termination will be effective following the investment of such funds under the terms of the Plan.

    Participation in the Plan will not automatically terminate on the sale or transfer of shares registered in your name that are enrolled in the Plan or on your withdrawal of all of the shares credited to your Plan account, unless you provide the Administrator with written notice of termination.

24. WHAT WILL I RECEIVE UPON TERMINATION?

    The Administrator will send you, shortly after your termination becomes effective, a certificate for the whole shares held in your Plan account and a cash payment for any fractional share based upon the Average Price of the Common Stock on the effective date of termination.

              MODIFICATION, SUSPENSION OR TERMINATION OF THE PLAN

25. MAY THE PLAN BE CHANGED OR DISCONTINUED?

    Yes. The Company reserves the right to suspend, modify or terminate the Plan at any time. All participants will receive notice of any suspension, termination or significant modification of the Plan. If the Company terminates the Plan, share certificates will be issued and cash payments will be made (as described in Question 24 above).

                  SALE OF SHARES AND ISSUANCE OF CERTIFICATES

26. HOW CAN I SELL THE SHARES IN MY PLAN ACCOUNT?

    The Administrator will, as soon as practicable after receipt of a participant's written request, sell all or any portion of the whole shares of Common Stock in such participant's Plan account and forward the proceeds, less brokerage commissions and any applicable transfer taxes, to the participant, provided that the minimum number of shares to be sold shall be one hundred (100) unless the participant is terminating all participation in the Plan.

27. WILL STOCK CERTIFICATES BE ISSUED FOR SHARES OF COMMON STOCK PURCHASED?

    Normally, you will not be issued certificates for Common Stock purchased for your Plan account. Shares are held on behalf of the Plan participants by the Administrator. However, upon your written request, the Company will issue or cause to be issued to you a certificate for all or any portion of the whole shares credited to your Plan account.

                                TAX CONSEQUENCES

28. WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN?

    The following discussion is general in nature and addresses only certain federal income tax consequences, which are subject to change. You should consult with your individual tax adviser concerning the federal, state and local tax consequences of your participation in the Plan.

    For federal income tax purposes, the Plan is designed so that you and nonparticipating shareholders receive equivalent value when cash dividends are paid by the Company. If shares are acquired for your Plan account as a result of reinvestment of cash dividends, you will be treated as having received a taxable stock distribution equal to the full amount of money which could have been received as a cash dividend. If any brokerage fees are paid by the Company in the acquisition of shares on your behalf (which will not occur in connection with purchases directly from the Company), you will be treated as having received a constructive taxable distribution in the amount of these fees. The Company will furnish you with annual information as to the amount of these taxable distributions.

    Upon termination, you will not realize any taxable income when you receive certificates for whole shares from your Plan account. If you receive a cash payment for a fractional share or for shares sold from your Plan account, you will recognize a gain or loss equal to the difference between the amount received for the fractional or whole shares sold and the tax basis of those shares. Your tax basis for shares purchased through the Plan (including fractional shares) will be equal to:

    - the amount of the reinvested dividends,

    - the amount of optional cash payments, and

    - the amount of any brokerage fees paid by the Company on your behalf.

    Your holding period for shares purchased through the Plan will begin on the day following the date on which those shares are credited to your account.

    If you are or become subject to backup withholding on dividends, you should consult with your tax adviser as to the effect of such withholding. Any amount invested on your behalf under such circumstances would be reduced by the amount required to be withheld.

                               OTHER INFORMATION

29. WHAT HAPPENS IF THE COMPANY PAYS A STOCK DIVIDEND, DECLARES A STOCK SPLIT OR MAKES A RIGHTS OFFERING?

    Any shares of Common Stock (and cash in lieu of fractional shares) representing stock dividends or stock splits distributed by the Company on shares of Common Stock in your Plan account will be added to your account. Shares (and cash in lieu of fractional shares) representing stock dividends or stock splits distributed on shares of Common Stock registered in your name which are not held in your Plan account will be mailed directly to you. In the event that the Company makes available or distributes to its shareholders rights to purchase additional shares of Common Stock, or any other securities, the Company will distribute such rights directly to you, to the extent such rights are represented by separate right certificates.

30. WHAT ARE THE RESPONSIBILITIES OF THE COMPANY AND THE ADMINISTRATOR UNDER THE PLAN?

    Neither the Company nor the Administrator will be liable in administering the Plan for any act done in good faith or for any good faith omission to act, including, but not limited to, any claim of liability arising out of the failure to terminate a participant's account upon such participant's death prior to receipt of notice in writing of such death.

    A participant should recognize that the Company cannot assure a profit or protect against loss on the shares of Common Stock purchased pursuant to the Plan. As a participant, you bear the risks of ownership of shares of Common Stock, including, but not limited to, fluctuations in the market price of Common Stock.

    SHAREHOLDERS ARE CAUTIONED THAT THIS PROSPECTUS DOES NOT REPRESENT A CHANGE IN THE COMPANY'S CASH DIVIDEND POLICY NOR A GUARANTEE OF FUTURE CASH DIVIDENDS, WHICH WILL DEPEND UPON THE COMPANY'S EARNINGS, FINANCIAL REQUIREMENTS, GOVERNMENTAL REGULATIONS AND OTHER FACTORS AS DETERMINED BY THE BOARD OF DIRECTORS IN ITS DISCRETION.

                                USE OF PROCEEDS

    The Company is unable to predict the number of shares of Common Stock that will be purchased from it under the Plan, or the prices at which such shares will be purchased. To the extent that the Common Stock offered hereby is purchased directly from the Company, the net proceeds from the sales will be added to the general funds of the Company and will be used for general corporate purposes.

                                    EXPERTS

    The consolidated financial statements and schedules of the Company appearing in the Company's Annual Report (Form 10-K) for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                                 LEGAL MATTERS

    Certain legal matters in connection with the securities offered hereby will be passed upon for the Company by Davis, Brown, Koehn, Shors & Roberts, P.C. 666 Walnut Street, Suite 2500, Des Moines, Iowa 50309. Attorneys in such law firm hold shares of Common Stock.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee................  $   4,986
Legal fees and expenses............................................      2,000*
Accounting fees and expenses.......................................      1,000*
Printing expenses..................................................     15,000*
Transfer Agent's fees..............................................     10,000*
Miscellaneous......................................................      1,014*
                                                                     ---------
    Total..........................................................  $  34,000*
                                                                     ---------
                                                                     ---------

------------------------

* Estimated for purposes of this Registration Statement.

ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

    The Company's Restated Articles of Incorporation and Amended and Restated Bylaws provide that the Company shall indemnify its directors, officers, employees and agents to the fullest extent permitted by the Iowa Business Corporation Act (the "IBCA"). The IBCA provides that a company may indemnify its officers and directors if (i) the person acted in good faith, and (ii) the person reasonably believed, in the case of conduct in the person's official capacity with the Company, that the conduct was in the Company's best interests, and in all other cases, that the person's conduct was at least not opposed to the Company's best interests, and (iii) in the case of any criminal proceeding, the person had no reasonable cause to believe the person's conduct was unlawful. The Company is required to indemnify officers and directors against reasonable expenses incurred in connection with any proceeding in which they are wholly successful, on the merits or otherwise, to which the person may be a party because of the person's position with the Company. If the proceeding is by or in the right of the Company, indemnification may be made only for reasonable expenses and may not be made in respect of any proceeding in which the person shall have been adjudged liable to the Company. Further, any such person may not be indemnified in respect of any proceeding that charges improper personal benefit to the person, in which the person shall have been adjudged to be liable.

    The Company maintains directors' and officers' liability insurance, which indemnifies directors and officers of the Company against certain damages and expenses relating to claims against them caused by negligent acts, errors or omissions.

ITEM 16.  EXHIBITS

EXHIBIT
NUMBER DESCRIPTION OF EXHIBIT
------ --------------------------------------------------------------------------
  3.1  Restated Articles of Incorporation of FBL Financial Group, Inc.
         (incorporated herein by reference to Exhibit 3.1 to the Company's
         Registration Statement on Form S-1, Registration No. 333-4332)

  3.2  Amendment to Restated Articles of Incorporation Designating Series B
         Preferred Stock (incorporated herein by reference to Exhibit 3.1 to Form
         8-K filed June 6, 1997)

  3.3 Amended and Restated Bylaws of FBL Financial Group, Inc. (incorporated herein by reference to Exhibit 3.3 to the Company's Registration
         Statement on Form S-1, Registration No. 333-4332)

  5.1 Opinion of Davis, Brown, Koehn, Shors & Roberts, P.C. regarding the legality of the Common Stock

EXHIBIT
NUMBER DESCRIPTION OF EXHIBIT
------ --------------------------------------------------------------------------
 23.1  Consent of Davis, Brown, Koehn, Shors & Roberts, P.C. (included in Exhibit
         5.1 hereto)

 23.2  Consent of Ernst & Young LLP

 24.1  Power of Attorney (set forth in the signature page of this Registration
         Statement)

ITEM 17.  UNDERTAKINGS

    The undersigned Registrant hereby undertakes that:

    (1) for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (2) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective;

    (3) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, State of Iowa, on August 19, 1997.

                                FBL FINANCIAL GROUP, INC.

                                By:             /s/ THOMAS R. GIBSON
                                     -----------------------------------------
                                                  Thomas R. Gibson
                                              CHIEF EXECUTIVE OFFICER
                                           (PRINCIPAL EXECUTIVE OFFICER)

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas R. Gibson, Richard D. Harris and Stephen M. Morain, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             NAME                         TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Director and Chief
     /s/ THOMAS R. GIBSON         Executive Officer
------------------------------    (Principal Executive        August 19, 1997
       Thomas R. Gibson           Officer)

      /s/ JAMES W. NOYCE        Chief Financial Officer
------------------------------    (Principal Financial and    August 19, 1997
        James W. Noyce            Accounting Officer)

  /s/ EDWARD M. WIEDERSTEIN
------------------------------  Chairman of the Board and     August 19, 1997
    Edward M. Wiederstein         Director

     /s/ V. THOMAS GEARY
------------------------------  First Vice Chair and          August 19, 1997
       V. Thomas Geary            Director

   /s/ ROGER BILL MITCHELL
------------------------------  Second Vice Chair and         August 19, 1997
     Roger Bill Mitchell          Director

    /s/ RICHARD D. HARRIS       Senior Vice President,
------------------------------    Secretary, Treasurer and    August 19, 1997
      Richard D. Harris           Director

    /s/ STEPHEN M. MORAIN       Senior Vice President,
------------------------------    General Counsel and         August 19, 1997
      Stephen M. Morain           Director

             NAME                         TITLE                    DATE
------------------------------  --------------------------  -------------------

     /s/ KENNETH R. ASHBY
------------------------------  Director                      August 19, 1997
       Kenneth R. Ashby

    /s/ JERRY L. CHICOINE
------------------------------  Director                      August 19, 1997
      Jerry L. Chicoine

    /s/ AL CHRISTOPHERSON
------------------------------  Director                      August 19, 1997
      Al Christopherson

      /s/ JOHN W. CREER
------------------------------  Director                      August 19, 1997
        John W. Creer

      /s/ KENNY J. EVANS
------------------------------  Director                      August 19, 1997
        Kenny J. Evans

        /s/ GARY HALL
------------------------------  Director                      August 19, 1997
          Gary Hall

      /s/ KAREN J. HENRY
------------------------------  Director                      August 19, 1997
        Karen J. Henry

     /s/ RICHARD KJERSTAD
------------------------------  Director                      August 19, 1997
       Richard Kjerstad

     /s/ DAVID L. MCCLURE
------------------------------  Director                      August 19, 1997
       David L. McClure

     /s/ H. ELDON MERKLIN
------------------------------  Director                      August 19, 1997
       H. Eldon Merklin

     /s/ BRYCE P. NEIDIG
------------------------------  Director                      August 19, 1997
       Bryce P. Neidig

    /s/ HOWARD D. POULSON
------------------------------  Director                      August 19, 1997
      Howard D. Poulson

     /s/ HOWARD G. SCHMID
------------------------------  Director                      August 19, 1997
       Howard G. Schmid

    /s/ JOHN J. VAN SWEDEN
------------------------------  Director                      August 19, 1997
      John J. Van Sweden

      /s/ JOHN E. WALKER
------------------------------  Director                      August 19, 1997
        John E. Walker